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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549
                                       FORM 8-K


                                     CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported):  May 16, 1994



                                 THE MEAD CORPORATION
               (Exact name of registrant as specified in its charter)


             Ohio                       1-2267               31-0535759
(State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                  Identification No.)


                               MEAD WORLD HEADQUARTERS
                             COURTHOUSE PLAZA NORTHEAST
                                 DAYTON, OHIO 45463
                      (Address of principal executive offices)


                                     513-495-6323
                  Registrant's telephone number, including area code







                                     Not Applicable
            (Former name or former address, if changed since last report)




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
Item 5.         Other Events.

        The Mead Corporation (the "Company") announced on May 16, 1994, that its Board of Directors has made a strategic decision to focus the Company's efforts on growing its core forest products business: paper, pulp, packaging and paperboard, and distribution and school & office products. Accordingly, the Company plans to divest Mead Data Central ("MDC"), its electronic information services division. The Company believes that a sale of MDC is the most likely alternative, but other options will also be considered. Goldman, Sachs & Co. has been retained to assist the Company in its evaluation of the divestiture alternatives.

        Attached hereto as Exhibit 1.1 is a press release dated May 16, 1994 detailing the above, which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        1.1     Press release dated May 16, 1994.

                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 1994


THE MEAD CORPORATION
- - --------------------
   (Registrant)

        W. R. Graber
By      ---------------------------
        W. R. Graber
        Vice President and
        Chief Financial Officer

                                EXHIBIT INDEX


Exhibit
Number
- - -------

1.1             Press release dated May 16, 1994.

                                                             Exhibit 1.1
Corporate Communications Department
Word Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463
5130495-6323


FOR IMMEDIATE RELEASE                    Contacts:     Elizabeth L. Russo
- - ---------------------                                  The Mead Corporation
                                                       (513) 495-3312

                                                       Paul Verbinnen/Kris Lawas
                                                       Sard Verbinnen & Co.
                                                       (212) 687-8080



                  MEAD TO FOCUS ON FOREST PRODUCTS BUSINESS;
                       PLANS TO DIVEST MEAD DATA CENTRAL


        DAYTON, OH, May 16, 1994--The Mead Corporation (NYSE: MEA) today announced that its Board of Directors has made a strategic decision to focus on growing Mead's core forest products business: paper, pulp, packaging and paperboard, containerboard and distribution and school & office products. Therefore, Mead plans to divest Mead Data Central
(MDC), the leader in electronic information best known for its LEXIS/NEXIS(R) on-line services.

        Goldman, Sachs & Co. has been retained to assist Mead in evaluating divestiture alternatives to maximize the value of MDC for Mead's shareowners. Mead believes a sale of MDC to a strategic buyer is the most likely alternative, but other options will also be considered. The divestiture is expected to be completed this year.

        "This is a time of tremendous opportunity for Mead in the forest products industry," said Steven C. Mason, Chairman and Chief Executive Officer of Mead. "We believe we can maximize shareowner value by devoting all of our resources to what we know best. We also believe this is the ideal time to unlock the value of the LEXIS/NEXIS(R) franchise for the benefit of our shareowners.

        "The decision to divest MDC--a unique asset in a rapidly developing industry--is a difficult one. We have grown it since 1968 from a small legal database into the world's premier provider of on-line legal information and the pioneer in computer-assisted news retrieval.
The LEXIS/NEXIS(R) names are two of the most recognized and valuable brand names in business today. MDC is performing well and, in this information age, has substantial growth ahead of it. However, we are convinced that its growth potential--as we as opportunities for its employees--can best be realized independent of Mead."

        He added, "In a sale scenarios, we would use after-tax proceeds to continue strengthening Mead's competitive position in our core business. We are evaluating several possible uses, including focused acquisitions, further productivity and quality improvements, debt reduction and a stock buy-back. Mead's Board and management are fully committed to increasing shareowner value in the near- and long-term."

        Mead's focus on productivity improvements and emphasis on high-end, value-added paper and packaging products has worked to increase profitability in a cyclical business. Noting that Mead's core business performed well relative to peers in 1993 and the first quarter of 1994-- a difficult period for the industry--Mason said: "At the beginning of an up cycle in our business, we are well positioned for strong sales and improving profitability in the U.S. and overseas."

        With offices and operations in 30 countries, Mead is one of the world's leading manufacturers of forest products. In 1993, Mead had net income of $124.1 million on revenues of $4.8 billion. In the first quarter of 1994, Mead had net income of $27.6 million on revenues of $1.2 billion, up 8% and 2% respectively over the previous year.

                            Mead's Business
                            ---------------

Paper
- - -----

o Mead Publishing Paper provides book and magazine publishers, catalog printers and commercial printers with more than 500,000 tons of medium-weight coated paper each year. The division has developed a full line of recycled book and glossy grades in response to customer interest.

o Mead Fine Paper produces both coated and uncoated paper for business, printing and specialty uses. The division is also a leading producer of carbonless paper.

o Mead Specialty Paper manufacturers saturating papers for use in decorative laminates used in commercial and home construction, remodeling and furniture. It also manufactures specialty grades for use in various industrial applications, including automobiles.

o Gilbert Paper products high-quality communications papers, including cotton-content bonds, and specialty text and cover papers.


Packaging and Paperboard
- - ------------------------

o Mead Packaging is a leading supplier of multiple beverage packaging and packaging systems. It also provides multiple packages of food and other products. Customers include large and small brewers, soft drink bottlers, food and other consumer products companies.

o Mead Coated Board manufacturers coated paperboard for use in multiple packaging and folding cartons. Customers include folding carton manufacturers in North America, Europe and Asia, in addition to Mead Packaging's worldwide business.

o Mead Containerboard produces corrugating medium used in shipping containers and operates eight corrugated container plants.


Distribution and School & Office Products
- - -----------------------------------------

o Zellerbach distributes paper, packaging materials and machines, and industrial/commercial supplies in 65 local markets throughout the United States.

o Mead School & Office Products is the nation's largest manufacturer of school supplies. It also provides stationery products for home and office use, and is an industry leader in fashion and product design.


Wood & Pulp
- - -----------

o Northwood Investees (50%-owned): Northwood Forest Industries Ltd. in Canada and Northwood Panelboard Company in the U.S. produce pulp, lumber and oriented structural board for a global market. Mead and Noranda Forest Inc., a leading Canadian forest products company, each have a 50% share in both companies. Northwood Forest Industries operates one of the world's largest bleached softwood kraft pulp mills, five saw mills, a plywood plant and wood treatment plant. It is a major supplier of northern softwood pulp to Mead's U.S. paper mills and Noranda's Canadian mills. Northwood Panelboard's oriented structural board plant in Bemidji, Minnesota is one of the lowest-cost producers in the country.

o Wood Resources: Mead owns or controls more than 1.3 million acres of timberlands in the United States. These lands supply approximately 16% of Mead's wood requirements.


Mead Data Central (to be divested)
- - ---------------------------------
        Mead Data Central, which was acquired by Mead for $6 million in 1968, is the world's largest provider of on-line information services for legal, news and financial information and a major force in the electronic publishing market. Hundreds of thousands of people are active users of the company's on-line services, legal print and CD-ROM products, electronic publishing software, and productivity software. MDC's on-line databases contain millions of documents from over 4,000 news, business, financial and law-related sources.

        MDC pioneered the field of computer-assisted research in the early 1970s with its LEXIS/NEXIS(R) service. It has maintained its leadership role in the industry through continual expansion of its databases into legal, news, financial and public records, as well as through strategic alliances and investments in new information management technologies.

        As part of its strategy to expand and enhance information for customers and to integrate with customer environments, MDC has recently made targeted investments in key information-related technologies and applications. In 1988, The Michie Company was acquired to expand legal content and is now leading MDC'S services in CD-ROM publishing. The 1989 acquisition of Jurisoft, a legal software provider, has helped dramatically improve users' productivity and quality in compiling and verifying legal research. In 1993, MDC purchased Folio Corporation, a Utah-based pioneer in the development of PC and LAN-based electronic publishing software. Today, Folio's software is used by many companies to manage mission-critical internal information and by publishers to electronically publish on CD-ROM.

        MDC is setting a new standard for efficiency and ease of use in database searching. Recent developments include an improved graphic interface, which takes full advantage of Microsoft's Windows(TM) technology, and MDC's innovative FREESTYLE(TM) feature, which allows users to search using plain English rather than traditional search commands.

        In expanding the variety of services it offers, MDC has entered into strategic marketing and product joint ventures with providers of various PC-based technologies, including AT&T, WordPerfect Corp., Lotus Development Corp., American Lawyer Media, and General Magic. General Magic, a multimedia software company whose partners include AT&T, Matsushita, Apple, Sony, Motorola and Philips, is developing a personal information "appliance" for electronic communications and information retrieval. In addition, MDC and Disclosure Incorporated have just announced plans to offer jointly a series of products utilizing Securities & Exchange Commission filings, including data from its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.


































8-K\FORM8-K
051694